                                                                 EXHIBIT (10)-17












                                 MEDPARTNERS

                  1997 LONG TERM INCENTIVE COMPENSATION PLAN

                                   CONTENTS





                                                                                                                     Page
                                                                                                                     ----
Article  1.      Establishment, Objectives and Duration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         1.1     Establishment of the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         1.2     Objectives of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         1.3     Duration of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

Article  2.      Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.1     "Affiliate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.2     "Award"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.3     "Award Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.4     "Beneficial Owner" or "Beneficial Ownership" . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.5     "Board" or "Board of Directors"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.6     "Cause"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.7     "Change in Control"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.8     "Code" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.9     "Committee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.10    "Company"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.11    "Director" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.12    "Disability" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.13    "Effective Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.14    "Eligible Person"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.15    "Employee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.16    "Exchange Act" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.17    "Fair Market Value"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.18    "Immediate Family Members" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.19    "Incentive Stock Option" or "ISO"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.20    "Insider"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.21    "Non-employee Director". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.22    "Nonqualified Stock Option" or "NQSO"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.23    "Option" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.24    "Option Price" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.25    "Participant"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.26    "Period of Restriction"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.27    "Person" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.28    "Plan" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.29    "Restricted Stock" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.30    "Retirement" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.31    "Shares" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.32    "Subsidiary" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10





Article  3.      Administration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.1     The Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.2     Authority of the Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.3     Decisions Binding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.4     Grants to Non-Insiders by Chief Executive Officer  . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.5     Costs of Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

Article  4.      Shares Subject to the Plan and Maximum Awards  . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.1     Number of Shares Available for Grants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.2     Lapsed Awards  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         4.3     Adjustments in Authorized Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

Article  5.      Eligibility and Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.1     Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.2     Actual Participation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

Article  6.      Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         6.1     Grant of Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         6.2     Award Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         6.3     Option Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         6.4     Duration of Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         6.5     Exercise of Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         6.6     Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         6.7     Restrictions on Share Transferability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         6.8     Termination of Employment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         6.9     Nontransferability of Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 (a)      Incentive Stock Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 (b)      Nonqualified Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

Article  7.      Restricted Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.1     Grant of Restricted Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.2     Restricted Stock Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.3     Transferability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.4     Other Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         7.5     Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         7.6     Dividends and Other Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         7.7     Termination of Employment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

Article  8.      Beneficiary Designation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

Article  9.      Deferrals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

Article  10.     Rights of Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         10.1    Employment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         10.2    Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16



Article  11.     Change in Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         11.1    Treatment of Outstanding Awards  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         11.2    Termination, Amendment, and Modifications of Change-in-Control Provisions  . . . . . . . . . . . . .  16

Article  12.     Amendment, Modification, and Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         12.1    Amendment, Modification, and Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         12.2    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events . . . . . . . . .  17
         12.3    Awards Previously Granted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

Article  13.     Withholding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         13.1    Tax Withholding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         13.2    Share Withholding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

Article  14.     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

Article  15.     Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

Article  16.     Legal Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         16.1    Gender and Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         16.2    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         16.3    Requirements of Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         16.4    Securities Law Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         16.5    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19



ARTICLE 1.       ESTABLISHMENT, OBJECTIVES AND DURATION

         1.1 ESTABLISHMENT OF THE PLAN. MedPartners, Inc., a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "MedPartners 1997 Long Term Incentive Compensation Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options and Restricted Stock.

         Subject to approval by the Company's stockholders, the Plan shall become effective as of February 25, 1997 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

         1.2 OBJECTIVES OF THE PLAN. The objectives of the Plan are to optimize the profitability and growth of the Company through the use of incentives which are consistent with the Company's objectives and which link the interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

         The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

         1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors or the Committee to amend or terminate the Plan at any time pursuant to Article 12 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Incentive Stock Option be granted under the Plan on or after February 25, 2007.


ARTICLE  2.      DEFINITIONS

         Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

         2.1 "AFFILIATE" means a "parent corporation" or "subsidiary corporation" as defined in Section 424 of the Code.

         2.2 "AWARD" means, individually or collectively, a grant under this Plan of Incentive Stock Options, Nonqualified Stock Options or Restricted Stock.

         2.3 "AWARD AGREEMENT" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

         2.4 "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

         2.5 "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of the Company.

         2.6 "CAUSE" shall be determined by the Committee, exercising good faith and reasonable judgment, and shall mean the occurrence of any one or more of the following:

                 (i) The willful and continued failure by the Participant to substantially perform his duties (other than any such failure resulting from the Participant's Disability) after a written demand for substantial performance is delivered by the Committee to the Participant that specifically identifies the manner in which the Committee believes that the Participant has not substantially performed his duties, and the Participant has failed to remedy the situation within 30 calendar days of receiving such notice; or

                 (ii) The Participant's conviction for committing an act of fraud, embezzlement, theft or another act constituting a felony; or

                 (iii) The willful engaging by the Participant in gross misconduct materially and demonstrably injurious to the Company, as determined by the Committee. However, no act or failure to act on the Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

         2.7 "CHANGE IN CONTROL" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

                 (i) The acquisition by any Person of Beneficial Ownership of 20% or more of either (A) the then outstanding shares of Common Stock of the Company, or (B) the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the selection of Directors; provided, however, that for purposes of this subsection, the following transactions shall not constitute a Change of Control: (1) any acquisition directly from the Company through a public offering of shares of Common Stock of the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii);

                 (ii) The cessation, for any reason, of the individuals who constitute the Company's Board of Directors as of the date hereof ("Incumbent Board") to constitute at least a majority of the Company's Board of Directors; provided, however, that any individual becoming a Director following the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs because of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Company's Board of Directors;

                 (iii) The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination") unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding shares of Common Stock of the Company and the outstanding voting securities of the Company immediately before such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of Common Stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors, as the case may be, of the Company resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately before such Business Combination of the outstanding shares of Common Stock and the outstanding voting securities of the Company, as the case may be; (B) no party (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed before the Business Combination; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Company's Board of Directors at the time of the execution of the initial agreement, or of the action of the Company's Board of Directors, providing for such Business Combination; or

                 (iv) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

         2.8 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         2.9 "COMMITTEE" means the Compensation Committee of the Board, as specified in Article 3 herein, or such other Committee appointed by the Board to administer the Plan with respect to grants of Awards.

         2.10 "COMPANY" means MedPartners, Inc., and also means any corporation of which a majority of the voting capital stock is owned directly or indirectly by MedPartners, Inc. or by any of its Subsidiaries, and any other corporation designated by the Committee as being a Company hereunder (but only during the period of such ownership or designation).

         2.11 "DIRECTOR" means any individual who is a member of the Board of Directors of the Company.

         2.12 "DISABILITY", as applied to a Participant, means that the Participant (i) has established to the satisfaction of the Committee that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months (all within the meaning of Section 22(e)(3) of the Code), and (ii) has satisfied any requirement imposed by the Committee in regard to evidence of such disability.

         2.13 "EFFECTIVE DATE" shall have the meaning ascribed to such term in Section 1.1 hereof.

         2.14 "ELIGIBLE PERSON" shall mean all Employees, Directors or consultants of the Company or any Affiliate; provided, however, that no Award may be granted to anyone who is not an "employee" as that term is defined in General Instruction A.(1)(a) of Form S-8, as such definition may be amended from time to time, without first receiving advice and guidance from the Company's outside counsel as to the effect of such grant.

         2.15    "EMPLOYEE" means any key officer or employee of the Company.

         2.16 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

         2.17 "FAIR MARKET VALUE" shall be determined on the basis of the closing sale price on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

         2.18 "IMMEDIATE FAMILY MEMBERS" means the spouse, children and grandchildren of a Participant.

         2.19 "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

         2.20 "INSIDER" shall mean an individual who is, on the relevant date, a Director, a 10% Beneficial Owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act or an officer of the Company, as defined under Section 16 of the Exchange Act and as determined by the Board of Directors from time to time.

         2.21 "NON-EMPLOYEE DIRECTOR" means an individual who is a member of the Board of Directors of the Company but who is not an Employee of the Company.

         2.22 "NONQUALIFIED STOCK OPTION" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

         2.23 "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

         2.24 "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.

         2.25 "PARTICIPANT" means an Eligible Person who has outstanding an Award granted under the Plan.

         2.26 "PERIOD OF RESTRICTION" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares of Restricted Stock are subject to a substantial risk of forfeiture, as provided in Article 7 herein.

         2.27    "PERSON" shall have the meaning ascribed to such term in
Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

         2.28 "PLAN" means the MedPartners 1997 Long Term Incentive Compensation Plan.

         2.29 "RESTRICTED STOCK" means an Award granted to a Participant pursuant to Article 8 herein.

         2.30 "RETIREMENT" as applied to a Participant, means the Participant's termination of employment in a manner which qualifies the Participant to receive immediately payable retirement benefits under the applicable retirement plan maintained by the Company (the "Retirement Plan"), under the successor or replacement of such Retirement Plan if it is then no longer in effect, or under any other retirement plan maintained or adopted by the Company which is determined by the Committee to be the functional equivalent of such Retirement Plan; or, with respect to a Participant who may not or has not participated in a retirement plan maintained by the Company or an Affiliate, "Retirement" shall have the meaning determined by the Committee from time to time.

         2.31 "SHARES" means Common Stock of MedPartners, Inc., par value $.001 per share.

         2.32 "SUBSIDIARY" means any corporation, partnership, joint venture or other entity in which the Company has a majority voting interest.


ARTICLE  3.      ADMINISTRATION

         3.1 THE COMMITTEE. The Plan shall be administered by the Committee, or by any other committee appointed by the Board, which Committee shall consist solely of two or more "Non-Employee Directors" within the meaning of Rule 16b-3 under the Exchange Act, or any successor provision. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

         3.2 AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, including Section 3.4, the Committee shall have full power to select Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan as they apply to Employees; establish, amend, or waive rules and regulations for the Plan's administration as they apply to Employees; alter, amend, suspend or terminate the Plan in whole or in part; and (subject to the provisions of Article 12 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan, as the Plan applies to Employees. As permitted by law, the Committee may delegate its authority as identified herein.

         3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants and their estates and beneficiaries.

         3.4 GRANTS TO NON-INSIDERS BY CHIEF EXECUTIVE OFFICER. To the extent permissible under governing rules and regulations, and, in particular,
Section 141(C) of the General Corporation Law of Delaware, the Chief Executive Officer of the Company shall have the authority to make and administer grants of Awards under this Plan to non-Insiders upon such terms and conditions as the Chief Executive Officer shall determine; provided, however, that the total number of Awards granted by the Chief Executive Officer each year shall be subject to approval by the Committee.

         3.5 COSTS OF PLAN. The costs and expenses incurred in the operation and administration of the Plan shall be borne by the Company.


ARTICLE  4.      SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

         4.1 NUMBER OF SHARES AVAILABLE FOR GRANTS. Subject to adjustment as provided in Section 4.3 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be five million.

         The number of Shares reserved for issuance under the Plan shall automatically increase on the first day of each calendar year during the term of this Plan, beginning with the 1998 calendar year, by an amount equal to 1% of the Shares outstanding on December 31 of the immediately preceding year. However, such additional Shares shall not be available for grants of Incentive Stock Options, unless and until the increase in the number of Shares provided for herein is subsequently approved by the stockholders of the Company in accordance with Section 422 of the Code.

         Notwithstanding the foregoing, the maximum number of Shares of Restricted Stock granted pursuant to Article 7 herein shall be an amount equal to one-fifth of the total number of Shares reserved for issuance under the Plan.

         4.2 LAPSED AWARDS. If any Award granted under this Plan is canceled, terminates, expires or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan.

         4.3 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code
Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in Section 4.1, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

ARTICLE 5.       ELIGIBILITY AND PARTICIPATION

         5.1 ELIGIBILITY. All Eligible Persons are eligible to participate in this Plan.

         5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all Eligible Persons, those to whom Awards shall be granted and shall determine the nature and amount of each Award.


ARTICLE  6.      STOCK OPTIONS

         6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

         6.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code
Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

         6.3 OPTION PRICE. The Option Price for each grant of an Option under this Plan shall be at least equal to 100% of the Fair Market Value of a Share on the date the Option is granted.

         6.4 DURATION OF OPTIONS. Each Option granted to an Employee shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Incentive Stock Option shall be exercisable later than the tenth anniversary date of its grant.

         6.5 EXERCISE OF OPTIONS. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

         6.6 PAYMENT. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

         The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or (b) if permitted in the governing Award Agreement, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six months prior to their tender to satisfy the Option Price), or (c) if permitted in the governing Award Agreement, by a combination of (a) and (b).

         The Committee also may allow cashless exercise subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

         As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

         6.7 RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

         6.8 TERMINATION OF EMPLOYMENT. Each Option, to the extent it has not been previously exercised, shall terminate upon the earliest to occur of:
(i) the expiration of the Option period set forth in the Option Award Agreement; (ii) for ISOs, the expiration of three months following the Participant's Retirement (following the Participant's Retirement, NQSOs shall terminate upon the expiration of the Option period set forth in the Option Award Agreement); (iii) the expiration of 12 months following the Participant's death or Disability; (iv) immediately upon termination for Cause; or (v) the expiration of 90 days following the Participant's termination of employment for any reason other than Cause, Change in Control, death, Disability, or Retirement. Upon a termination of employment related to a Change in Control, options shall be treated in the manner set forth in Article 11.

         6.9     NONTRANSFERABILITY OF OPTIONS.

         (a) INCENTIVE STOCK OPTIONS. No ISO granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

         (b) NONQUALIFIED STOCK OPTIONS. The Committee may, in its discretion, authorize all or a portion of NQSOs granted to a Participant to be on terms which permit transfer by such Participant to (i) Immediate Family Members, (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) the Award Agreement pursuant to which such Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred Options shall be prohibited except those by will or the laws of descent and distribution. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Plan, the term "Participant" shall be deemed to refer to the transferee. The events of termination of employment shall continue to be applied with respect to the original Participant, following which the Options shall be exercisable by the transferee only to the extent, and for the periods specified at Section 6.9. Notwithstanding the foregoing, should the Committee provide that Options granted be transferable, the Company by such action incurs no obligation to notify or otherwise provide notice to a transferee of early termination of the Option. In the event of a transfer, as set forth above, the original Participant is and will remain subject to and responsible for any applicable withholding taxes upon the exercise of such Options.


ARTICLE  7.      RESTRICTED STOCK

         7.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine. Without limiting the generality of the foregoing, Restricted Shares may be granted in connection with payouts under other compensation programs of the Company.

         7.2 RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

         7.3 TRANSFERABILITY. Except as provided in this Article 7, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

         7.4 OTHER RESTRICTIONS. Subject to Article 8 herein, the Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, and/or individual), time-based restrictions on vesting following the attainment of the performance objectives, and/or restrictions under applicable federal or state securities laws.

         At the discretion of the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

         Except as otherwise provided in this Article 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

         7.5 VOTING RIGHTS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

         7.6 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. Such dividends may be paid currently, accrued as contingent cash obligations, or converted into additional shares of Restricted Stock, upon such terms as the Committee establishes.

         The Committee may apply any restrictions to the dividends that the Committee deems appropriate.

         In the event that any dividend constitutes a "derivative security" or an "equity security" pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

         7.7 TERMINATION OF EMPLOYMENT. Upon a Participant's death, Disability, or Retirement, all Restricted Shares shall vest immediately. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to retain unvested Restricted Shares following termination of the Participant's employment with the Company in all other circumstances. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.


ARTICLE  8.      BENEFICIARY DESIGNATION

         A Participant under the Plan may make written designation of a beneficiary on forms prescribed by and filed with the Corporate Secretary. Such beneficiary, or if no such designation of any beneficiary has been made, the legal representative of such Participant or such other person entitled thereto as determined by a court of competent jurisdiction, may exercise, in accordance with and subject to the provisions of Article 6, any unterminated and unexpired Option granted to such Participant to the same extent that the Participant himself could have exercised such Option were he alive or able; provided, however, that no Option granted under the Plan shall be exercisable for more Shares than the Participant could have purchased thereunder on the date his employment by, or other relationship with, the Company and its Subsidiaries was terminated.

ARTICLE  9.      DEFERRALS

         The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or objectives with respect to performance measures, if any. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.


ARTICLE  10.     RIGHTS OF EMPLOYEES

         10.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

         10.2 PARTICIPATION. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.


ARTICLE  11.     CHANGE IN CONTROL

         11.1 TREATMENT OF OUTSTANDING AWARDS. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

                 (a) Any and all Options granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term; and

                 (b) Any restriction periods and restrictions imposed on Shares of Restricted Stock shall lapse; provided, however, that the degree of vesting associated with Restricted Stock which has been conditioned upon the achievement of performance conditions pursuant to
         Section 7.4 herein shall be determined in the manner set forth in
         Section 7.7 herein.

         11.2 TERMINATION, AMENDMENT, AND MODIFICATIONS OF CHANGE-IN-CONTROL PROVISIONS. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 11 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards.

ARTICLE  12.     AMENDMENT, MODIFICATION, AND TERMINATION

         12.1    AMENDMENT, MODIFICATION, AND TERMINATION.   Subject to Section
12.2 herein, the Board or the Committee may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part.

         Neither the Company nor the Board or Committee on its behalf may cancel outstanding Awards and issue substitute Awards in replacement thereof or reduce the exercise price of any outstanding Options.

         12.2 ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

         12.3 AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.


ARTICLE  13.     WITHHOLDING

         13.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

         13.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be withheld on the transaction. All such elections shall be made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 14.      INDEMNIFICATION

         Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.


ARTICLE  15.     SUCCESSORS

         All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, of all or substantially all of the business and/or assets of the Company, or a merger, consolidation or otherwise.


ARTICLE  16.     LEGAL CONSTRUCTION

         16.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular; and, the singular shall include the plural.

         16.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         16.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         16.4 SECURITIES LAW COMPLIANCE. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

         16.5 GOVERNING LAW. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Delaware.